Exhibit 4.2

CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

August 16, 2012

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3.9	Counterparts	24
3.10	Titles and Subtitles	24
3.11	Aggregation of Stock	24

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CARDIODX, INC

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 16th day of August, 2012, by and among CardioDx, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor,” and, collectively, the “Investors,” David Levison and The Christopher R. Burrow Living Trust, dated 12/05/2007, each of whom is herein referred to as a “Founder,” and, collectively, as the “Founders.”

RECITALS

The Company, the Founders and certain of the Investors (the “Existing Investors”) are parties to an Amended and Restated Investors’ Rights Agreement dated as of February 17, 2011 (the “Prior Rights Agreement”).  The undersigned Existing Investors are holders of at least 60% of the “Registrable Securities” now outstanding not including the Founders’ Stock or the Loan Agreement Warrant Stock (as such terms are defined in the Prior Rights Agreement), which constitute the consent required to amend and restate the Prior Rights Agreement pursuant to Sections 1.13, 2.3 and 3.4 thereof.  The Company and certain of the Investors (the “Series CC Investors”) have entered into a Series CC Preferred Stock Purchase Agreement dated as of August 13, 2012 (the “Purchase Agreement”) pursuant to which the Company desires to sell to the Series CC Investors and the Series CC Investors desire to purchase from the Company shares of the Company’s Series CC-1 Preferred Stock and Series CC-2 Preferred Stock (together, the “Series CC Preferred Stock”).  In order to induce the Series CC Investors to purchase Series CC Preferred Stock of the Company pursuant to the Purchase Agreement, the Company, the Founders, the holders of at least 60% of the “Registrable Securities” now outstanding (as defined in the Prior Rights Agreement) and the Series CC Investors have indicated their willingness to enter into this Agreement upon the terms and conditions set forth below, which amends, restates and supersedes the Prior Rights Agreement in its entirety.

AGREEMENT

The parties hereby agree as follows:

A.                                    Amendments of Prior Rights Agreement; Waiver of Right of First Offer.                        Effective and contingent (i) upon execution of this Agreement by the Company and the Existing Investors holding at least 60% of the outstanding Registrable Securities not including the Founders’ Stock or the Loan Agreement Warrant Stock (as such terms are defined in the Prior Rights Agreement), and (ii) upon the initial closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders and the Investors with respect to registration rights of the Company’s securities and certain other

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rights, as set forth herein.  The Existing Investors that are Major Investors (as defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series CC Preferred Stock pursuant to the Purchase Agreement.

1.                                      Registration Rights.  The Company, the Founders and the Investors covenant and agree as follows:

1.1                               Definitions.  For purposes of this Agreement:

(a)                                 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(b)                                 The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(c)                                  The term “Founders’ Stock” means the shares of Common Stock issued to the Founders;

(d)                                 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)                                  The term “Major Investor” means each Holder (or transferee of such Holder) of at least 1,000,000 shares (as adjusted for stock splits, dividends, combinations, recapitalizations or the like with respect to such shares) of Registrable Securities.  Notwithstanding the foregoing, “Major Investor” shall not include any Holder reasonably deemed by the Company to be a competitor of the Company, provided that neither GE Capital Equity Investments, Inc. nor GE Healthcare, a division of General Electric Company (together with their respective affiliates, “GE”) shall be deemed a competitor of the Company during such time as GE is not in material breach of its covenants to (1) treat as confidential, in accordance with the terms of the Side Letter, dated as of May 6, 2010, between the Company and GE, any non-public information received from the Company (the “Information”), (2) use safeguards for protecting such Information, and (3) disclose or make such Information available to any third party solely in connection with GE’s investment decisions concerning the Company;

(f)                                   The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation as amended from time to time (the “Restated Certificate”);

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(g)                                  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(h)                                 The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Company’s Series AA Preferred Stock, Series BB Preferred Stock, and Series CC Preferred Stock (other than Common Stock issued upon conversion of Series CC Preferred Stock in connection with a Special Mandatory Conversion (as defined in the Restated Certificate)); (ii) the shares of Founders’ Stock, provided, however, that for the purposes of Section 1.2, 1.4, 1.13, 2.1, 2.2 and 2.3 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders; (iii) the shares of Common Stock issuable or issued upon conversion of the Series AA Preferred Stock issuable or issued upon exercise of that certain warrant issued by the Company to Lighthouse Capital Partners V, L.P. in August, 2005 (the “Loan Agreement Warrant Stock”), provided, however, that for the purposes of Sections 1.2, 1.4, 1.13, 2.1, 2.3 and 3.4 the Loan Agreement Warrant Stock shall not be deemed Registrable Securities and the holders thereof shall not be deemed Holders; (iv) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock issuable or issued upon exercise of the warrants issued by the Company pursuant to that certain Convertible Note and Warrant Purchase Agreement, among the Company and the other parties thereto, dated as of August 1, 2008; (v) the shares of Common Stock issuable or issued upon conversion of the Series AA Preferred Stock issuable or issued upon exercise of the warrants issued by the Company pursuant to that certain Convertible Note and Warrant Purchase Agreement, among the Company and the other parties thereto, dated as of May 5, 2009, as amended by that certain Amendment No. 1 to Convertible Note and Warrant Purchase Agreement, dated as of November 9, 2009, that certain Amendment No. 2 to Convertible Note and Warrant Purchase Agreement, dated as of January 28, 2010, and that certain Amendment No. 3 to Convertible Note and Warrant Purchase Agreement, dated as of March 16, 2010; (vi) the shares of Common Stock issuable or issued upon conversion of the Series AA Preferred Stock issuable or issued upon exercise of the warrants issued by the Company pursuant to that certain Convertible Note and Warrant Purchase Agreement, among the Company and the other parties thereto, dated as of August 26, 2010; (vii) the shares of Common Stock issuable or issued upon conversion of the Series AA Preferred Stock issuable or issued upon exercise of the warrants issued by the Company pursuant to that certain Short-Term Note and Warrant Purchase Agreement, among the Company and the other parties thereto, dated as of September 27, 2010; (viii) the shares of Common Stock issuable or issued upon conversion of the Series AA Preferred Stock issuable or issued upon exercise of the warrants issued by the Company pursuant to that certain Convertible Note and Warrant Purchase Agreement, among the Company and the other parties thereto, dated as of October 26, 2010; and (ix) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) — (viii); provided further, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in

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which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the rights of the Holder thereof have not been terminated in accordance with Section 1.15 below;

(i)                                     Except as modified pursuant to Section 1.1(h), clauses (ii) and (iii), the number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(j)                                    The term “Required Investors” means Investors holding at least 60% of the Registrable Securities then outstanding (not including the Founders’ Stock or the Loan Agreement Warrant Stock).

(k)                                 The term “SEC” means the Securities and Exchange Commission; and

(l)                                     The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2                               Request for Registration.

(a)                                 If the Company shall receive at any time after the earlier of (i) the fourth anniversary of the latest to occur of the Initial Closing, the last Elective Closing, or the Milestone Closing (each as defined in the Purchase Agreement) or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use commercially reasonable efforts to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

(b)                                 If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by

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means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company.  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)                                     After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)                                  During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is the initial public offering of the Company’s securities (“IPO”), in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

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(iii)                               If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3                               Company Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, if any of the Company’s stock is registered in such registration.

(b)                                 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 use commercially reasonable efforts, as soon as practicable, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:  (i) if Form S-3 is not

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available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c)                                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

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(c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(g)                                  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

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1.6                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7                               Expenses of Registration.

(a)                                 Demand Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements not to exceed $50,000 of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b)                                 Company Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements not to exceed $50,000 of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

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(c)                                  Registration on Form S-3.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements not to exceed $50,000 of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Form S-3 registration pursuant to Section 1.4; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.4.

1.8                               Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by an employee or director of the Company or a Founder (including any transferees (other than the Investors) thereof) be included if any securities held by any selling Holder (other than a Founder or any transferee (other than the Investors) thereof) are excluded.  For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership, entity, corporation, or limited liability company, Affiliated Funds (as defined below),

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partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.  The term “Affiliated Fund” means, (i) with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed or advised by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or adviser, (ii) with respect to a Holder that is not a limited liability company or a limited liability partnership, an entity controlling, controlled by, or under common control with such Holder, and (iii) with respect to GE, an entity controlling, controlled by, or under common control with GE Capital Equity Investments, Inc. and GE Healthcare, a division of the General Electric Company.

1.9                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10                        Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected

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without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)                                 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written

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notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)                                 If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with any amounts paid by such Holder pursuant to Section 1.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11                        Reports Under the Exchange Act .  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                                 take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to

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utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 600,000 shares of Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 600,000 shares of Registrable Securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund of the Holder, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually

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for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a)  to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (b) to make a demand registration; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 3.4.

1.14                        Lock-Up Agreement.

(a)                                 Lock-Up Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering regardless of whether Holder is participating in the initial public offering; provided, however, that if (i) during the last 17 days of the 180 day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, then in each case the transfer restrictions will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Company or the managing underwriters waive, in writing, such extension.

(b)                                 Limitations.  The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all one-percent securityholders (the “Restricted Securityholders”) enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.  In addition, to the extent any of the Restricted Securityholders have any of their respective securities of the Company released early or exempted from the obligations described in Section 1.14(a) (the “Released Securities”), then each other securityholder subject to the obligations described in Section 1.14(a) shall be similarly released or exempted from their obligations on a pro rata basis (based upon the number of

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Released Securities held by the released or exempted Restricted Securityholder relative to the total aggregate number of securities held by such Restricted Securityholder).

(c)                                  Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)                                 Transferees Bound.  Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

(e)                                  Future Securityholders.  Unless otherwise approved by the Board of Directors (including the approval of at least a majority of the Preferred Directors (as defined in the Restated Certificate) then in office), the Company shall cause each future securityholder to enter into an agreement under which such securityholder agrees to be bound by a similar lock-up provision.

1.15                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) three years following the consummation of a Qualified IPO, (ii) beginning one year following the effective date of an IPO when under Rule 144 or another similar exemption under the Securities Act all of such Holder’s shares are available for sale during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.  Commencing with the fiscal year beginning January 1, 2012, the Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and, audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

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(c)                                  as soon as practicable, but in any event within 30 days after the end of each calendar month, an unaudited profit or loss statement, a statement of cash flows for such calendar month and an unaudited balance sheet as of the end of such calendar month;

(d)                                 as soon as practicable, but in any event within 30 days prior to the end of each fiscal year of the Company, a preliminary annual budget of the Company;

(e)                                  as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a final annual budget of the Company approved by the Board of Directors;

(f)                                   with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed on behalf of the Company by the Chief Financial Officer or President of the Company and certifying on behalf of the Company that such financials fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors (or a committee thereof) determines that it is in the best interest of the Company to do so.

Notwithstanding the foregoing, even if GE is no longer a Major Investor, the Company agrees to deliver to GE the financial statements described in clauses (a), (b) and (c) so long as GE owns any securities of the Company, provided that GE is not in material breach of its covenants pursuant to the following sentence (such covenants, the “GE Confidentiality Covenants”).  By its execution of this Agreement, GE covenants that it will (1) treat as confidential any Information in accordance with the terms of the Side Letter, dated as of May 6, 2010, between the Company and GE, (2) use safeguards for protecting such Information, and (3) disclose or make such Information available to any third party solely in connection with GE’s investment decisions concerning the Company.

2.2                               Inspection.

(a)                                 The Company shall permit each Major Investor and such Major Investor’s employees, agents or representatives, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2(a) to provide access to any information which it reasonably considers to be a trade secret or similar confidential proprietary information unless the Major Investor (together with each of its employees, agents or representatives) executes a non-disclosure agreement in a form reasonable acceptable to the Company (an “NDA”); provided further, such NDA shall not require confidential proprietary information to be kept confidential if it (a) is known or becomes known to the public in general (other than as a result of a breach of a NDA), (b) is or has been

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independently developed or conceived by the Major Investor without use of or reference to the Company’s confidential proprietary information, or (c) is or has been made known or disclosed to the Major Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided further, pursuant to such NDA, a Major Investor may disclose confidential proprietary information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Major Investor, if such prospective purchaser agrees to be bound by the provisions of the NDA and provided that such prospective purchaser is not a competitor of the Company in the Company’s reasonable determination, (iii) to any Affiliated Fund, partner, member, stockholder, or wholly owned subsidiary of such Major Investor in the ordinary course of disclosing portfolio company performance, provided that such Major Investor informs each such permitted recipient that such information is confidential and directs each such permitted recipient to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that the Major Investor promptly notifies in writing the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  Notwithstanding the foregoing, the Company shall have no obligation to provide information that it reasonably considers to be a trade secret or confidential to any Major Investor (or its employees, agents or representatives) who in the Company’s reasonable determination is a competitor of the Company, provided that this sentence does not apply to the Company’s obligation to provide Information to GE which obligation is subject to the GE Confidentiality Covenants set forth elsewhere in this Agreement.

(b)                                 In addition to the foregoing, the Company shall provide to V-Sciences Investments Pte Ltd or its affiliated funds (collectively, “V-Sciences”) (i) such financial and operational information regarding the Company as V-Sciences may reasonably require from time to time, including information necessary for the preparation of V-Sciences’ financial accounts and (ii) any other information regarding the Company that V-Sciences may reasonably require to make any filings that are legally required with any regulatory or governmental agency or any stock exchange in any jurisdictions as a result of being a stockholder of the Company, in each case as soon as reasonably practicable following the date of V-Sciences’ written request; provided, however, that the Company shall not be obligated pursuant to this Section 2.2(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential proprietary information unless V-Sciences (together with each of its employees, agents or representatives) executes an NDA.

2.3                               Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.3, Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds.  A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

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Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)                                 The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)                                 Within 20 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).  Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.  The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(c)                                  The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)                                 The right of first offer in this Section 2.3 shall not be applicable to any issuance of Exempted Securities (as defined in the Restated Certificate).  In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (x) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined

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in Rule 501(a) under the Securities Act, and (y) such subsequent securities issuance is otherwise being offered only to accredited investors.

(e)                                  The right of first offer in this Section 2.3 may be waived with the written consent of the Company and the Required Investors.

2.4                               Proprietary Information Agreements.  After the date hereof, each employee and consultant of the Company shall, as a condition to the commencement and continuation of their employment or consulting relationship, as applicable, with the Company, execute a proprietary information agreement in a form satisfactory to the Company’s Board of Directors.

2.5                               Employee and Consultant Stock.  With respect to any shares issued or options or rights granted to any officer, director, employee of or consultant to the Company, unless the Board of Directors (by Super Board Approval (as defined in the Restated Certificate)) approves otherwise, the Company shall cause each such officer, director, employee of or consultant to the Company to enter into an agreement (i) providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time 1/4th of the shares or options or rights shall be vested, and with 1/48th of the shares or options or right vesting per month thereafter; (ii) providing for the repurchase of any unvested restricted stock and similar equity grants (to the extent exercised) in the event the holder’s employment with or service to the Company terminates at a price per share no greater than cost; and (iii) under which the holder undertakes not to, or is otherwise not permitted to, transfer any unvested restricted stock or similar equity grant.

2.6                               Directors’ Expenses and Compensation. The Company will reimburse all non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors (and any committee thereof) and Board of Directors matters.

2.7                               Qualified Small Business Stock.  Upon the written request by an Investor holding shares of Series AA Preferred Stock issued, upon conversion of the Company’s former Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock purchased pursuant to the respective preferred stock purchase agreement among the Company and the other parties thereto (such Series AA Preferred Stock, the “QSBS Stock”), the Company shall conduct a reasonable investigation to determine whether the QSBS Stock qualifies as “qualified small business stock” within the meaning of Code Sections 1045 and 1202 and Sections 18152.5 and 18038.5 of the California Revenue and Taxation Code, and shall transmit, in writing, the results of such investigation (and, to the extent it so complies, a certificate to such effect in a form reasonably acceptable to such holder) to such holder as expeditiously as reasonably possible, but in no event later than 30 days following the Company’s receipt of such request.

2.8                               Future Rights of First Refusal; Assignment of Rights of First Refusal.

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(a)                                 In the event that after the date of this Agreement and subject to the Company’s obligation under that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof among the Company, the Investors and the other parties thereto, the Company issues shares of Common Stock (other than shares of Common Stock issuable or issued upon conversion of Preferred Stock) to any employee or consultant, the Company shall, as a condition to such issuance, cause such shares of Common Stock to be subject to a right of first refusal on transfers (subject to customary exclusions for estate planning purposes) in favor of the Company, which right may be assignable by the Company.

(b)                                 If the Company has any right of first refusal to purchase shares of the Company’s Common Stock (including options exercisable for Common Stock) arising from any agreement or document (“Other Rights Agreement”) other than that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof among the Company, the Investors and the other parties thereto, and the Company elects not to exercise such right thereunder in full, the Company agrees to assign such right to the Major Investors on a pro rata basis as permitted pursuant to the terms of such Other Rights Agreement.

2.9                               Insurance.  To the extent that and for so long as coverage is available on commercially reasonable terms, as determined by the Board of Directors, the Company shall maintain at all times (i) directors and officers liability insurance with coverage limits customary for similarly situated companies as determined by the Board of Directors (by Super Board Approval) and (ii) general commercial, product liability, fire and casualty insurance policies with coverage deemed appropriate by the Board of Directors.

2.10                        Affiliated Transactions.  The Company shall not enter into any transaction outside of the ordinary course of business involving its officers, directors, stockholders, employees or consultants, or any of their Affiliated Funds or any member of their immediate family, without Super Board Approval.

2.11                        Compensation Committee.  The Company shall maintain a Compensation Committee of the Board of Directors, and for so long as Longitude Venture Partners, L.P. or its affiliates (“Longitude”) is entitled to designate a director pursuant to the Amended and Restated Voting Agreement dated as of the date hereof, as amended from time to time, such Compensation Committee shall include as a member one individual designated by Longitude.

2.12                        Tax Treatment of the Series BB Preferred Stock and Series CC Preferred Stock.  The Company shall not treat the shares of Series BB Preferred Stock or Series CC Preferred Stock as “preferred stock” within the meaning of Section 305 of the Internal Revenue Code, as amended.

2.13                        Termination of Covenants.

(a)                                 The covenants set forth in Sections 2.1 through 2.12 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the

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consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b)                                 The covenants set forth in Sections 2.1, 2.2, and 2.9 through 2.12 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.13(a) above.

(c)                                  The covenants set forth in Sections 2.1 and 2.2 shall terminate as to GE (i) immediately at such time as GE ceases to own any Registrable Securities, or (ii) during such time as GE is in material breach of the GE Confidentiality Covenants, if either of these events occurs earlier than the events described in Section 2.13(a) or (b) above.

3.                                      Miscellaneous.

3.1                               Termination.  This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate with a company subject to and in compliance with the reporting provisions of the Securities Exchange Act of 1934, as amended pursuant to which the Holders receive cash or freely tradable securities listed on the Nasdaq Stock Market, the New York Stock Exchange or any of their respective successor exchanges.

3.2                               Entire Agreement.  This Agreement together with (i) the Side Letter, dated as of May 6, 2010, between the Company and GE and (ii) the Side Letter, dated as of the date hereof, between the Company and Intel Capital Corporation, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3                               Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Company’s Series AA Preferred Stock, Series BB Preferred Stock, Series CC-1 Preferred Stock, Series CC-2 Preferred Stock, or any Common Stock issued upon conversion thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4                               Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Required Investors; provided, that if such amendment or waiver has the effect of affecting the registration rights of the holders of Founders’ Stock under Section 1 in a manner adverse to the interests of the holders

22

of the Founders’ Stock and in a manner materially different than to the interests of the holders of the other Registrable Securities, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock; and provided, further however, that if such amendment or waiver has the effect of affecting the registration rights of the holders of the Loan Agreement Warrant Stock under Section 1 in a manner adverse to the interests of the holders of the Loan Agreement Warrant Stock and in a manner materially different than to the interests of the holders of the other Registrable Securities, then such amendment shall require the consent of the holder or holders of a majority in interest of the Loan Agreement Warrant Stock; and provided, further, however, that no amendment or waiver may be made to (y) the proviso clause of the second sentence of Section 1.1(e) without the written consent of GE, if it is otherwise a “Major Investor” immediately prior to the time of such amendment or waiver or (z) Section 2.1(a) without the written consent of GE, if GE is otherwise an Investor immediately prior to the time of such Amendment; and provided, further however, that no amendment or waiver may be made to Section 2.2(b) that materially and adversely affects the rights of V-Sciences without the written consent of V-Sciences; and provided, further however, if an amendment or waiver (i) by its express terms does not apply to all Investors (or all Major Investors, as the case may be) and (ii) by its express terms, or is primarily intended to, materially and adversely affects the rights of an Investor (or a group of Investors) in a manner differently and more adversely than the effect of such amendment or waiver on the rights of all other Investors (or all other Major Investors, as the case may be), then such amendment or waiver shall require the consent of such differently affected Investor (or a majority in interest of such differently affected Investors or a majority in interest of such differently affected Major Investors, as applicable).  Notwithstanding the foregoing, any Investor may waive its own rights under this Agreement and this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series CC-1 Preferred Stock or Series CC-2 Preferred Stock as “Investors” and “Holders.”  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.  For avoidance of doubt, any amendment that only includes additional purchasers of the Company’s Preferred Stock to this Agreement shall not be deemed to affect an Investor, the Founders’ Stock or the Loan Agreement Warrant Stock in a manner adverse to the interests of other Investors, the holders of the Founders’ Stock or the holders of the Loan Agreement Warrant Stock, respectively.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.

3.6                               Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) upon confirmation of facsimile transfer, if sent by facsimile, (c) 72 hours after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, or (e) upon confirmation of receipt, if sent by

23

electronic mail, provided however that with respect to any such notice sent to Intel Corporation or GE by electronic mail, a copy of such notice shall also be given in accordance with one of the other means permitted by this Section 3.6.  All communications shall be sent to the respective parties at their address, facsimile number or e-mail address as set forth on Exhibit A or the signature pages hereto, or to such address, facsimile number or e-mail address as subsequently modified by written notice given in accordance with this Section 3.6.

3.7                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.8                               Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.9                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10                        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11                        Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12                        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; provided, however, the foregoing shall not limit the ability of the Required Investors to waive any provision of this Agreement for all parties hereto as set forth in Section 3.4.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Pages Follow]

24

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

CARDIODX, INC.

By:	/s/ David Levison
David Levison, President and Chief
Executive Officer

Address:           2500 Faber Place

Palo Alto, CA 94303

Fax:

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ David Levison
DAVID LEVISON

Address:           c/o CardioDx, Inc.

2500 Faber Place

Palo Alto, CA 94303

Fax:

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

V-SCIENCES INVESTMENTS PTE LTD

By:	/s/ Rohit Sipahimalani
Name:	Rohit Sipahimalani
Title:	Authorised Signatory

Address:	60B Orchard Road, #06-18 Tower 2
The Atrium@Orchard, Singapore 238891
(Attention: Fidah Alsagoff / Fazeela Rashid)

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ARTIMAN VENTURES III, L.P.

By: Artiman III, L.P., its General Partner
By: Artiman III, Ltd., its General Partner

By:	/s/ Yatin Mundkur
Name:	Yatin Mundkur
Title:	Director

ARTIMAN VENTURES III AFFILIATES FUND, L.P.

By: Artiman III, L.P., its General Partner
By: Artiman III, Ltd., its General Partner

By:	/s/ Yatin Mundkur
Name:	Yatin Mundkur
Title:	Director

ARTIMAN VENTURES III PRINCIPALS FUND, L.P.

By: Artiman III, L.P., its General Partner
By: Artiman III, Ltd., its General Partner

By:	/s/ Yatin Mundkur
Name:	Yatin Mundkur
Title:	Director

ARTIMAN VENTURES SPECIAL OPPORTUNITIES FUND, L.P.

By: Artiman SOF, L.L.C., its General Partner

By:	/s/ Yatin Mundkur
Name:	Yatin Mundkur
Title:	Managing Member

Address:

2000 University Ave, Suite 602
East Palo Alto, CA 94303

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LONGITUDE VENTURE PARTNERS, L.P.

By:	LONGITUDE CAPITAL PARTNERS, LLC, ITS GENERAL PARTNER

By:	/s/ Patrick Enright
Patrick Enright
Authorized Member of the General Partner

Address:	800 El Camino Real
Suite 220
Menlo Park, CA 94025
Attn: Patrick Enright

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LONGITUDE CAPITAL ASSOCIATES, L.P.

By:	LONGITUDE CAPITAL PARTNERS, LLC, ITS GENERAL PARTNER

By:	/s/ Patrick Enright
Patrick Enright
Authorized Member of the General Partner

Address:	800 El Camino Real
Suite 220
Menlo Park, CA 94025
Attn: Patrick Enright

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

JPMORGAN DIRECT VENTURE CAPITAL INSTITUTIONAL INVESTORS IV LLC

By:	J.P. Morgan Investment Management Inc.,
Its:	Investment Advisor

By:	/s/ David Taplitz
Name:	David Taplitz
Its:	Vice President

JPMORGAN VENTURE CAPITAL INSTITUTIONAL OFFSHORE INVESTORS IV L.P.

By:	J.P. Morgan Investment Management Inc.,
Its:	Sub-Advisor

By:	/s/ David Taplitz
Name:	David Taplitz
Its:	Vice President

522 FIFTH AVENUE FUND, L.P.

By:	J.P. Morgan Investment Management Inc.,
Its:	Investment Advisor

By:	/s/ David Taplitz
Name:	David Taplitz
Its:	Vice President

Address:	c/o J.P. Morgan Investment Management Inc.
270 Park Avenue - 25th Floor
New York, NY 10117
Attention: Julian Shles

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INGANES VENTURES LIMITED

By:	/s/ Nataliya Zhmaylo Theocharous

Name:	Nataliya Zhmaylo Theocharous

Title:	Director

Address: c/o Trident Trust Company (B.V.I.) Limited
Trident Chambers
P.O. Box 146
Road Town
Tortola
British Virgin Islands

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ACADIA WOODS PARTNERS, LLC

By:	/s/ Aryeh Davis

Name:	Aryeh Davis

Title:	as agent/attorney-in-fact for Jeffrey Samberg

Address:	Acadia Woods Partners, LLC
c/o Pequot Capital Management, Inc.
187 Danbury Road
Wilton, CT 06897
Attention: Amy Jennings

THE JEFFREY SAMBERG AMENDED AND RESTATED TRUST

By:	/s/ Jeffrey Samberg

Name:	Jeffrey S. Samberg

Title:	as Grantor and Trustee

Address:	c/o Hawkes Financial LLC
77 Bedord Road, Katonah, NY 10536

/s/ Arthur Samberg
ARTHUR SAMBERG

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Rafael Torres

Name:	Rafael Torres
Title:	Managing Director

Address:	201 Merritt 7
Norwalk, Connecticut 06582

GE HEALTHCARE,
a division of General Electric Company

By:	/s/ Markus Ewert

Name:	Markus Ewert
Title:	Executive Vice President, Business Development

Address:	Pollards Wood, Nightingales Lane
Chalfont St. Giles, HP8 4SP
Great Britain

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

DAG VENTURES IV-QP, L.P.

By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ Kendra Ragatz
Name:	Kendra Ragatz
Title:	Managing Director

Address:	251 Lytton Avenue
Suite 200
Palo Alto, CA 94301

DAG VENTURES IV, L.P.

By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ Kendra Ragatz
Name:	Kendra Ragatz
Title:	Managing Director

Address:	251 Lytton Avenue
Suite 200
Palo Alto, CA 94301

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

Gamla Livförsäkringsaktiebolaget SEB Trygg Liv (publ)

By:
Name:	Mr. Victor Lang
Title:	Head of Private Equity

By:	/s/ Anders Jöngard
Name:	Mr. Anders Jöngard
Title:	Director, Private Equity

By:
Name:	Mr. Erik Svanholm
Title:	Director, Private Equity

By:	/s/ Emilio Dauvin
Name:	Mr. Emilio Dauvin
Title:	Director, Private Equity

Address:	SEB Wealth Management
Sveavägen 8, ST S6
106 40 Stockholm
Sweden

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Paul Vronsky

Name:	Paul Vronsky
(print)

Title:	General Counsel

Address:	c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

TPG BIOTECHNOLOGY PARTNERS, L.P.

By:	TPG Biotechnology GenPar, L.P.,
its general partner
By:	TPG Biotechnology GenPar Advisors, LLC,
its general partner

/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

Address:	c/o TPG Ventures, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102

TPG VENTURES, L.P.

By:	TPG Ventures GenPar, L.P.,
its general partner
By:	TPG Ventures GenPar Advisors, LLC,
its general partner

/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

Address:	c/o TPG Ventures, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

TPG BIOTECH REINVEST AIV, L.P.

By:	TPG Biotechnology GenPar, L.P.,
its general partner
By:	TPG Biotechnology GenPar Advisors, LLC,
its general partner

/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

Address:	c/o TPG Ventures, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102

TPG VENTURES REINVEST AIV, L.P.

By:	TPG Ventures GenPar, L.P.,
its general partner
By:	TPG Ventures GenPar Advisors, LLC,
its general partner

/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

Address:	c/o TPG Ventures, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

MDV VIII, L.P. as nominee for
MDV VIII, L.P.,
MDV VIII Leaders’ Fund, L.P., and
MDV ENF VIII, L.P.

By:	Eighth MDV Partners, L.L.C., General Partner

By:	/s/ P. B. Cleveland
Member

Address:	Mohr, Davidow Ventures 3000 Sand Hill Road Bldg. 3, Suite 290 Menlo Park, CA 94025

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INTEL CAPITAL CORPORATION

By:	/s/ Douglas M. Lusk

Name:	Douglas M. Lusk

Title:	Assistant Treasurer

MIDDLEFIELD VENTURES, INC.

By:	/s/ Douglas M. Lusk

Name:	Douglas M. Lusk

Title:	Assistant Treasurer

Address:	c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Boulevard
M/S RNB6-59
Santa Clara, CA 95054-1549

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

A.M. PAPPAS LIFE SCIENCE VENTURES IV, L.P.
By:	AMP&A Management IV, LLC
Its:	General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO

PV IV CEO FUND, L.P.
By:	AMP&A Management IV, LLC
Its:	General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner & CFO

Address:	c/o Pappas Ventures
P. O. Box 110287
Research Triangle Park, NC 27709

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ Louis Lange
Louis Lange

Address: c/o Asset Management Company Venture
Fund, LLC
2100 Geng Road, Suite 200
Palo Alto, California 94303

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ASSET MANAGEMENT COMPANY VENTURE FUND, LLC

By:	/s/ Bennet S. Dubin

Name:	Bennet S. Dubin

Title:	Managing Parter

Address:	2100 Geng Road, Suite 200
Palo Alto, California 94303

SIGNATURE PAGE TO CARDIODX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

V-Sciences Investments Pte Ltd 60B Orchard Road, #06-18 Tower 2 The Atrium@Orchard, Singapore 238891 (Attention: Fidah Alsagoff / Fazeela Rashid)	0	0	13,318,113	11,986,301

Artiman Ventures III, L.P. 2000 University Ave, Suite 602 East Palo Alto, CA 94303	0	10,716,455	1,112,126	1,000,914

Artiman Ventures III Affiliates Fund, L.P. 2000 University Ave, Suite 602 East Palo Alto, CA 94303	0	96,475	10,012	9,011

Artiman Ventures III Principals Fund, L.P. 2000 University Ave, Suite 602 East Palo Alto, CA 94303	0	187,070	19,414	17,472

Artiman Ventures Special Opportunities Fund, L.P. 2000 University Ave, Suite 602 East Palo Alto, CA 94303	0	0	2,378,235	2,140,411

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Longitude Venture Partners, L.P. 800 El Camino Real Suite 220 Menlo Park, CA 94025 Attn: Patrick Enright	0	16,665,950	2,984,323	2,685,891

Longitude Capital Associates, L.P. 800 El Camino Real Suite 220 Menlo Park, CA 94025 Attn: Patrick Enright	0	334,050	59,817	53,835

JPMorgan Direct Venture Capital Institutional Investors IV LLC c/o J.P. Morgan Investment Management Inc. 270 Park Avenue - 25th Floor New York, NY 10117 Attention: Julian Shles	0	6,636,000	576,291	518,662

JPMorgan Venture Capital Institutional Offshore Investors IV L.P. c/o J.P. Morgan Investment Management Inc. 270 Park Avenue - 25th Floor New York, NY 10117 Attention: Julian Shles	0	276,500	24,012	21,611

522 Fifth Avenue Fund, L.P. c/o J.P. Morgan Investment Management Inc. 270 Park Avenue - 25th Floor New York, NY 10117 Attention: Julian Shles	0	87,500	7,599	6,839

Inganes Ventures Limited c/o Trident Trust Company (B.V.I.) Limited Trident Chambers P.O. Box 146 Road Town Tortola British Virgin Islands	0	5,000,000	38,052	34,247

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Acadia Woods Partners, LLC c/o Pequot Capital Management, Inc. 187 Danbury Road Wilton, CT 06897 Attention: Amy Jennings	0	5,000,000	243,938	219,544

The Jeffrey Samberg Amended and Restated Trust c/o Pequot Capital Management, Inc. 187 Danbury Road Wilton, CT 06897 Attention: Amy Jennings	0	0	95,139	85,625

Arthur Samberg c/o Pequot Capital Management, Inc. 187 Danbury Road Wilton, CT 06897 Attention: Amy Jennings	0	0	95,139	85,625

GE Capital Equity Investments, Inc. 201 Merritt 7 PO Box 5201 Norwalk, Connecticut 06851 Attn: Account Manager — CardioDX, Inc. with a copy to: GE Capital Equity Capital Group, Inc. 201 Merritt 7 PO Box 5201 Norwalk, Connecticut 06851 Attn: GE Equity General Counsel	499,156	0	32,511	29,260

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

GE Healthcare, a division of General Electric Company 101 Carnegie Center Princeton, NJ 08540-6231 Attn: General Counsel With a copy to: GE Healthcare, a division of General Electric Company 9900 W Innovation Dr. (RP 2166) Wauwatosa, WI 53226 Attn: Derek W. Vander Heide	499,156	0	32,511	29,260

DAG Ventures IV-QP, L.P. 251 Lytton Avenue Suite 200 Palo Alto, CA 94301 Attn: Kendra Ragatz	872,544	2,581,067	156,812	141,130

DAG Ventures IV, L.P. 251 Lytton Avenue Suite 200 Palo Alto, CA 94301 Attn: Kendra Ragatz	92,210	272,769	16,572	14,915

Gamla Livförsäkringsaktiebolaget SEB Trygg Liv (publ) SEB Wealth Management Sveavägen 8, ST S6 106 40 Stockholm Sweden	199,662	686,729	39,750	35,775

GC&H Investments, LLC c/o Cooley LLP 101 California Street 5th floor San Francisco, CA 94111	9,982	0	0	0

KPCB Holdings, Inc., as Nominee c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025	3,765,795	6,824,169	114,155	102,740

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

TPG Biotechnology Partners, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102 817-871-4000 Attn.: John Viola	1,923,972	0	0	0

TPG Ventures, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102 817-871-4000 Attn.: John Viola	960,429	0	0	0

TPG Biotech Reinvest AIV, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102 817-871-4000 Attn.: John Viola	555,519	1,400,000	171,729	154,556

TPG Ventures Reinvest AIV, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102 817-871-4000 Attn.: John Viola	99,676	600,000	73,598	66,238

MDV VIII, L.P. as nominee for MDV VIII, L.P., MDV VIII Leaders’ Fund, L.P., and MDV ENF VIII, L.P. Mohr, Davidow Ventures 3000 Sand Hill Road Bldg. 3, Suite 290 Menlo Park, CA 94025	2,846,761	3,556,499	38,052	34,247

Intel Capital Corporation c/o Intel Corporation Attn: Intel Capital Portfolio Manager 2200 Mission College Boulevard M/S RNB6-59 Santa Clara, CA 95054-1549	1,218,992	1,755,000	38,052	34,247

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Middlefield Ventures, Inc. c/o Intel Corporation Attn: Intel Capital Portfolio Manager 2200 Mission College Boulevard M/S RNB6-59 Santa Clara, CA 95054-1549	960,111	1,399,165	0	0

A.M. Pappas Life Science Ventures, IV, L.P. c/o Pappas Ventures P. O. Box 110287 Research Triangle Park, NC 27709 Alternatively to: c/o Pappas Ventures 2520 Meridian Parkway Suite 400 Durham, NC 27713	1,037,974	2,852,235	270,200	243,180

PV IV CEO Fund, L.P. c/o Pappas Ventures P. O. Box 110287 Research Triangle Park, NC 27709 Alternatively to: c/o Pappas Ventures 2520 Meridian Parkway Suite 400 Durham, NC 27713	49,403	135,756	12,861	11,575

Louis Lange c/o Asset Management Company Venture Fund, LLC 2100 Geng Road, Suite 200 Palo Alto, CA 94303	123,760	159,571	21,437	19,293

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Lockard/Marduel Revocable Trust 153 Pfeiffer Street San Francisco, CA 94133	77,227	0	0	0

Asset Management Company Venture Fund, LLC 2100 Geng Road, Suite 200 Palo Alto, CA 94303	124,403	942,751	96,717	87,045

Stanford Venture Capital Holdings, Inc. Stanford Group Company 6075 Poplar Avenue, Third Floor Memphis, Tennessee 38119	264,115	0	0	0

David Stubbs	3,386	0	0	0

Brent Milner	3,386	25,000	0	0

HEWM/VLG Investments LLC c/o Mark Royer P.O. Box 372 San Mateo, CA 94401	10,422	0	0	0

VLG Investments 2006 LLC c/o Mark Royer P.O. Box 372 San Mateo, CA 94401	5,079	0	0	0

Mark B. Weeks c/o Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130	917	0	0	0

Mark Windfeld-Hansen c/o Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130	338	0	0	0

Steve Tonsfeldt c/o O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025	338	0	0	0

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Richard A. Kaufman and Eyla G. Boies JTWROS	338	0	0	0

Paye Venuto Family Trust [Address]	917	5,000	0	0

The Board of Trustees of the Leland Stanford Junior University (DAPER I) 2770 Sand Hill Road Menlo Park, CA 94025	6,772	0	0	0

The Board of Trustees of the Leland Stanford Junior University (SEVF II) 2770 Sand Hill Road Menlo Park, CA 94025	6,772	0	0	0

Lighthouse Capital Partners V, LP Lighthouse Capital Attn: Darren Haggerty 500 Drake’s Landing Road Greenbrae, CA 94904	20,317	0	0	0

The Elizabeth A. and Steven Rosenberg Trust, DTD 9/2000	0	25,000	0	0

The Christopher R. Burrow Living Trust, DATED 12/05/2007	0	185,000	0	0

Michael J. Danaher and Carol Lee Danaher, Trustees of the Danaher Family Trust dated June 29, 2004	0	35,000	0	0

The Littleford-Pearson Trust, Dated 9-Feb-2008	0	20,000	0	0

Name and Address of Purchaser	No. of Series AA Shares	No. of Series BB Shares	No. of Series CC-1 Shares	No. of Series CC-2 Shares

Richard A. Kaufman	0	10,000	0	0

TriplePoint Ventures LLC 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025	0	100,000	0	0

TOTALS:	16,239,829	68,570,711	22,077,167	19,869,449